Exhibit 99.1

PRESS RELEASE

1801 Russellville Road Bowling Green, Kentucky 42101 Holley.com

HOLLEY ANNOUNCES APPOINTMENT OF MATTHEW STEVENSON AS NEW PRESIDENT AND CHIEF EXECUTIVE OFFICER

BOWLING GREEN, KY – May 17, 2023 – Holley Inc. (NYSE: HLLY), a leading platform serving performance automotive enthusiasts, today announced the appointment of Matthew Stevenson as the Company’s new President and Chief Executive Officer (CEO). On June 6, 2023, he will replace Interim President and Chief Executive Officer, Michelle Gloeckler, who will be remaining with Holley as a member of the Board.

Mr. Stevenson joins Holley from Blue Bird Corporation (NASDAQ: BLBD), where he served as President and Chief Executive Officer. While at Blue Bird, Matt led a comprehensive operational and financial turnaround of an iconic, nearly 100-year-old American company. Matt has nearly 25 years of experience transforming organizations and leading growth and turnarounds of large industrial and consumer companies in both the private and public sectors. He gained world-class experience in senior leadership roles with companies such as Daimler, Bridgestone, and Terminix. Mr. Stevenson also helped found and serves on the board of a consumer home services company backed by Imperial Capital, a Toronto-based private equity firm. For the last two years, Georgia Trend Magazine has named Matt one of Georgia’s most influential business leaders.

Mr. Stevenson holds a Bachelor of Science degree in Management with a concentration in Marketing from Kettering University. He also has a Master of Business Administration degree from the Ross School of Business at the University of Michigan.

Matthew Rubel, Executive Chairman of the Board, stated, “Matt brings a rare combination of brand building capability and operational excellence while having a reputation as a high-quality leader. His proven track record of growth and value creation has been transformative through manufacturing operations, digital, product development and innovation, branding, sales and distribution optimization. As President and CEO, his expertise will enable Holley to focus on the enthusiast while strategically aligning our organization to deliver strong free cash flow and return the Company’s growth and margin performance to historical levels. In addition, Matt is an auto enthusiast and has a personal passion for the motor life. We are excited to have him lead the team.”

Mr. Stevenson stated, “I am excited to lead this incredibly talented team. As an automotive enthusiast myself, my passion for the industry and experience with leading innovative consumer brands is fully aligned with Holley’s vision to inspire and enable our enthusiast customers in their automotive adventures by bringing innovation, discovery, and fun to motor life. I see tremendous value in the power of the brand portfolio, the successful track record of industry-leading product innovation, and the consumer-focus channel strategy that are core to the Holley story. This foundation, combined with a proven and repeatable acquisition platform, provides an extremely compelling growth opportunity for Holley.”

Rubel continued, “We all want to thank Michelle for her commitment to and stewardship of the business during her time as Interim CEO. She brought the team together in a motivating and positive manner. In addition, many members of the Board are to be thanked for their hard work with the team during this transition. We are extremely pleased with Matthew’s appointment and look forward to his many contributions to the business.”

About Holley

Holley Inc. (NYSE: HLLY) is a leading designer, marketer, and manufacturer of high-performance products for car and truck enthusiasts. Holley offers a leading portfolio of iconic brands that deliver innovation and inspiration to a large and diverse community of millions of avid automotive enthusiasts who are passionate about the performance and personalization of their classic and modern cars. Holley has disrupted the performance category by putting the enthusiast consumer first, developing innovative new products, and building a robust M&A process that has added meaningful scale and diversity to its platform. For more information on Holley, visit https://www.holley.com.

Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Holley’s future financial or operating performance. For example, projections of future revenue and adjusted EBITDA and other metrics are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “will,” “continue,” “estimate,” “see,” “look,” “anticipate,” “believe,” “predict,” “or” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Holley and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: 1) the ability of Holley to grow and manage growth profitably which may be affected by, among other things, competition and maintenance of relationships with customers and suppliers; 2) the ability to hire or retain its management and key employees, including, but not limited to, the hiring of Mr. Stevenson; 3) costs related to Holley being a public company; 4) disruptions to Holley's operations, including as a result of cybersecurity incidents; 5) changes in applicable laws or regulations; 6) the outcome of any legal proceedings that may be instituted against Holley; 7) general economic and political conditions, including the current macroeconomic environment, political tensions and war (such as the ongoing conflict in Ukraine); 8) the possibility that Holley may be adversely affected by other economic, business and/or competitive factors, including recent events affecting the financial services industry (such as the closures of certain regional banks); 9) Holley’s estimates of its financial performance; 10) our ability to anticipate and manage through  disruptions and higher costs in manufacturing, supply chain, logistical operations, and shortages of certain company products in distribution channels; and 11) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Annual Report on Form 10-K for the year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 15, 2023, and that are otherwise described or updated from time to time in Holley’s filings with the SEC. Although Holley believes the expectations reflected in the forward-looking statements are reasonable, nothing in this press release should be regarded as a representation by any person that the forward-looking statements or projections set forth herein will be achieved or that any of the contemplated results of such forward looking statements or projections will be achieved. There may be additional risks that Holley presently does not know or that Holley currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Holley undertakes no duty to update these forward-looking statements, except as otherwise required by law.

Investor Relations Contact:
Ross Collins or Stephen Poe
Alpha IR Group
312-445-2870
HLLY@alpha-ir.com